Exhibit 99.2 – News Release

RB Global reports second quarter 2023 results

Reports strong financial results and significant progress on integration

WESTCHESTER, IL, August 3, 2023 – RB Global, Inc. (NYSE & TSX: RBA, the “Company”, “RB Global”, “we”, “us”, “their”, or “our”) reported the following results for the three months ended June 30, 2023.

Second Quarter Financial Highlights1, 2,3:

●	GTV increased 146% year-over-year to $4.1 billion, which includes $2.2 billion from the impact of the acquisition of IAA, Inc. (“IAA”).
●	Total revenue increased 128% year-over-year to $1.1 billion, which includes $560.4 million from the impact of the acquisition of IAA.
●	Service revenue increased 181% year-over-year to $806.1 million, which includes $476.6 million from the impact of the acquisition of IAA.
●	Inventory sales revenue increased 52% year-over-year to $300.4 million, which includes $83.8 million from the impact of the acquisition of IAA.
●	Net income increased 63% year-over-year to $86.8 million.
●	Diluted earnings per share available to common stockholders decreased 13% to $0.42 per share.
●	Diluted adjusted earnings per share available to common stockholders increased 15% year-over-year to $0.85 per share.
●	Adjusted EBITDA increased 126% year-over-year to $307.8 million.

“Solid second-quarter results and the growth we are seeing across the business demonstrates our customers’ enthusiasm for RB Global’s solutions and our success in delivering outstanding experiences for them,” said Jim Kessler, CEO of RB Global. “The IAA integration is progressing well. We look forward with great confidence in RB Global’s long runway for profitable growth and value creation, and remain committed to executing on our marketplace strategy.”

___________________________________________

1 For information regarding RB Global use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release.

2 All figures are presented in U.S. dollars.

3 For the second quarter of 2023 as compared to the second quarter of 2022

RB Global	1

Additional Financial and Operational Highlights

	Three months ended June 30,				Six months ended June 30,
			% Change				% Change
(in U.S. dollars in millions, except EPS and percentages)	2023	2022	2023 over 2022		2023	2022	2023 over 2022
GTV	$4,144.0	$1,684.3	146%		$6,043.2	$3,123.4	93%
Service revenue	806.1	286.5	181%		1,149.6	531.4	116%
Service revenue take rate	19.5%	17.0%	250	bps	19.0%	17.0%	200	bps

Inventory sales revenue	$300.4	$198.0	52%		$469.3	$347.1	35%
Inventory return	8.5	21.8	(61)%		25.9	39.3	(34)%
Inventory rate	2.8%	11.0%	(820)	bps	5.5%	11.3%	(580)	bps

Net income available to common stockholders	77.4	53.4	45%		44.2	231.5	(81)%
Adjusted EBITDA	307.8	136.2	126%		440.5	241.0	83%
Diluted earnings per share available to common stockholders	$0.42	$0.48	(13)%		$0.29	$2.07	(86)%
Diluted adjusted earnings per share available to common stockholders	$0.85	$0.74	15%		$1.47	$1.20	23%

GTV by Geography

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022	2023	2022	2023 over 2022

United States	$2,911.5	$803.6	262%	$4,312.4	$1,723.4	150%
Canada	890.2	626.4	42%	1,182.1	936.2	26%
International	342.3	254.3	35%	548.7	463.8	18%
Total GTV	$4,144.0	$1,684.3	146%	$6,043.2	$3,123.4	93%

GTV by Sector

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022	2023	2022	2023 over 2022
Automotive	$2,107.9	$52.0	3,954%	$2,439.6	$91.2	2,575%
Commercial Construction and Transportation	1,482.3	1,156.1	28%	2,672.3	2,182.3	22%
Other	553.8	476.2	16%	931.3	849.9	10%
Total GTV	$4,144.0	$1,684.3	146%	$6,043.2	$3,123.4	93%

Lots Sold by Sector

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in '000's of lots sold, except percentages)	2023	2022	2023 over 2022	2023	2022	2023 over 2022
Automotive	574.0	5.8	9,797%	661.6	9.9	6,583%
Commercial construction and transportation	84.4	47.9	76%	141.0	87.1	62%
Other	142.9	115.0	24%	248.2	199.0	25%
Total Lots	801.3	168.7	375%	1,050.8	296.0	255%

RB Global	2

The following table presents the selected results from RBA and IAA:

	Three months ended June 30, 2023			Six months ended June 30, 2023
(in U.S. dollars in millions)	RBA	IAA	Total	RBA	IAA *	Total
Commissions	$146.6	$86.7	$233.3	$264.7	$99.1	$363.8
Buyer fees	103.7	361.4	465.1	191.0	413.5	604.5
Marketplace services revenue	79.2	28.5	107.7	150.2	31.1	181.3
Total service revenue	329.5	476.6	806.1	605.9	543.7	1,149.6
Inventory sales revenue	216.6	83.8	300.4	372.7	96.6	469.3
Total revenue	$546.1	$560.4	$1,106.5	$978.6	$640.3	$1,618.9

Service GTV	$1,684.5	$2,159.1	$3,843.6	$3,112.9	$2,461.0	$5,573.9
Inventory GTV	216.6	83.8	300.4	372.6	96.7	469.3
Total GTV	1,901.1	2,242.9	4,144.0	3,485.5	2,557.7	6,043.2

Total service revenue take rate	17.3%	21.2%	19.5%	17.4%	21.3%	19.0%

* Includes financial results of IAA in our consolidated financial statements during the six-month period ending June 30, 2023 since its acquisition on March 20, 2023.

Supplemental Pro Forma Revenue Related Highlights1

	Three months ended June 30,				Six months ended June 30,
			% Change				% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022		2023	2022	2023 over 2022
GTV	$4,144.0	3,804.2	9%		$7,865.6	7,488.9	5%
Service revenue	806.1	703.0	15%		1,551.1	1,382.0	12%
Service revenue take rate	19.5%	18.5%	100	bps	19.7%	18.5%	120	bps

Inventory sales revenue	$300.4	302.0	(1)%		$544.4	574.0	(5)%
Inventory return	8.5	30.0	(72)%		8.4	66.0	(87)%
Inventory rate	2.8%	9.9%	(710)	bps	1.5%	11.5%	(1,000)	bps

Supplemental Pro Forma GTV by Sector1

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022	2023	2022	2023 over 2022
Automotive	$2,107.9	$2,003.0	5%	$4,095.4	$4,110.8	(0)%
Commercial Construction and Transportation	1,482.3	1,283.5	15%	2,784.6	2,442.8	14%
Other	553.8	517.7	7%	985.5	935.4	5%
Total GTV	$4,144.0	$3,804.2	9%	$7,865.5	$7,489.0	5%

Supplemental Pro Forma Lots Sold by Sector1

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in '000's of lots sold, except percentages)	2023	2022	2023 over 2022	2023	2022	2023 over 2022
Automotive	574.0	546.0	5%	1,142.5	1,127.7	1%
Commercial construction and transportation	84.4	65.0	30%	158.1	121.4	30%
Other	142.9	128.8	11%	262.0	224.8	17%
Total Lots	801.3	739.8	8%	1,562.6	1,473.9	6%

___________________________________________

1 The tables include quarterly pro forma information that presents the combined results of operations in 2022 and Q1 2023 as if the acquisition of IAA occurred January 1, 2022.

RB Global	3

Reconciliation of Operating Expenses

The below table reconciles as reported operating expenses by line item to adjusted operating expenses to exclude the impact of adjustments as defined in our Non-GAAP Measures.

For the three months ended June 30, 2023
	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition-related and integration costs	Depreciation and amortization	Total operating expenses
(in U.S. dollars in millions)
As reported	$287.3	$291.9	$194.6	$46.3	$109.6	$929.7
Share-based payments expense	—	—	(12.3)	—	—	(12.3)
Acquisition- related and integration costs	—	—	—	(46.3)	—	(46.3)
Amortization of acquired intangible assets	—	—	—	—	(76.0)	(76.0)
Gain (loss) on disposition of property, plant and equipment and related costs	—	—	(1.2)	—	—	(1.2)
Prepaid consigned vehicle charges	39.7	—	—	—	—	39.7
Other advisory, legal and restructuring costs	—	—	(0.5)	—	—	(0.5)
Purchase accounting adjustments relating to long-lived assets	(0.9)	—	—	—	(6.6)	(7.5)
Adjusted	$326.1	$291.9	$180.6	$—	$27.0	$825.6

For the six months ended June 30, 2023
	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition-related and integration costs	Depreciation and amortization	Total operating expenses
(in U.S. dollars in millions)
As reported	$363.7	$443.4	$342.8	$172.5	$145.8	$1,468.2
Share-based payments expense	—	—	(19.0)	—	—	(19.0)
Acquisition- related and integration costs	—	—	—	(172.5)	—	(172.5)
Amortization of acquired intangible assets	—	—	—	—	(92.6)	(92.6)
Gain (loss) on disposition of property, plant and equipment and related costs	—	—	(2.4)	—	—	(2.4)
Prepaid consigned vehicle charges	52.1	—	—	—	—	52.1
Other advisory, legal and restructuring costs	—	—	(0.7)	—	—	(0.7)
Purchase accounting adjustments relating to long-lived assets	(0.9)	—	—	—	(6.6)	(7.5)
Adjusted	$414.9	$443.4	$320.7	$—	$46.6	$1,225.6

RB Global	4

For the Second Quarter:

●	GTV increased 146% year-over-year to $4.1 billion, primarily from the inclusion of $2.2 billion GTV from IAA. GTV increased 9% year-over-year on a pro forma combined basis, primarily led by strength in the commercial construction and transportation sector followed by a rebound in the automotive sector. GTV increased 10% year-over-year on a pro forma combined basis when excluding the impact of foreign exchange.

●	Service revenue increased 181% year-over-year to $806.1 million, primarily from the inclusion of $476.6 million of service revenue from IAA. Service revenue increased 15% year-over-year on a pro forma combined basis on higher GTV and higher service revenue take rate. Service revenue take rate expanded 100 basis points on a pro forma combined basis year-over-year to 19.5% driven by a higher average buyer fees rate and higher marketplace services revenue partially offset by a lower average commissions rate. Marketplace services was driven by increased activity in ancillary service businesses and activities, as well as new higher auction-related fee structures in the construction and transportation sector.

●	Inventory sales revenue increased 52% year-over-year, mainly due to the inclusion of of $83.8 million of inventory sales revenue from IAA. Inventory sales revenue decreased 1% year-over-year on a pro forma combined basis on lower automotive related revenue partially offset by higher commercial construction and transportation related revenue. Inventory rate declined 710 basis points year-over-year on a pro forma combined basis to 2.8%. The decline in inventory rate year-over-year on a pro forma combined basis can be attributed to prices declining faster than anticipated between purchase price and sale date of inventory, primarily in the Company’s commercial construction and transportation sector.

●	Net income available to common stockholders increased to $77.4 million, mainly due to an increase in operating income and lower effective tax rate, partially offset by higher net interest expense and allocated earnings to Series A Senior Preferred shareholders.

●	Adjusted EBITDA[1] increased 126% year-over-year mainly driven by the inclusion of IAA.

●	Total debt decreased by $103.4 million, driven by the $100.0 million repayment of U.S. dollar Term Loan A facility.

___________________________________________

1 For information regarding RB Global use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release

RB Global	5

Dividend Information

Quarterly Dividend

On August 2, 2023, the Company declared a quarterly cash dividend of $0.27 per common share, payable on September 13, 2023 to shareholders of record on August 23, 2023.

Second Quarter 2023 Earnings Conference Call

RB Global is hosting a conference call to discuss its financial results for the quarter ended June 30, 2023 at 1:30pm PT / 4:30pm ET / 8:30pm GMT on August 3, 2023. The replay of the webcast will be available through September 1, 2023.

Conference call and webcast details are available at the following link:

https://investor.rbglobal.com

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@rbglobal.com

About RB Global

RB Global, Inc. (NYSE: RBA) (TSX: RBA) is a leading, omnichannel marketplace that provides value-added insights, services and transaction solutions for buyers and sellers of commercial assets and vehicles worldwide. Through its auction sites in 14 countries and digital platform, RB Global serves customers in more than 170 countries across a variety of asset classes, including automotive, commercial transportation, construction, government surplus, lifting and material handling, energy, mining and agriculture. The company’s marketplace brands include Ritchie Bros., the world’s largest auctioneer of commercial assets and vehicles offering online bidding, and IAA, a leading global digital marketplace connecting vehicle buyers and sellers. RB Global’s portfolio of brands also includes Rouse Services, which provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip, an innovative technology platform that supports customers’ management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; Xcira, a leader in live simulcast auction technologies; and VeriTread, an online marketplace for heavy haul transport.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable US and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, opportunities, and any other statements regarding events or developments that RB Global believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond RB Global’s control, including risks and uncertainties related to: the effects of the business combination with IAA, including the Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; the diversion of management time on transaction-related issues; the response of competitors to the merger; the ultimate difficulty, timing, cost and results of integrating the operations of IAA; the fact that operating costs and business disruption may be greater than expected; the effect of the consummation of the merger on the trading price of RB Global's common shares; the ability of RB Global to retain and hire key personnel and employees; the significant costs associated with the merger; the outcome of any legal proceedings that could be instituted against RB Global; the ability of the Company to realize anticipated synergies in the amount, manner or timeframe expected or at all; the failure of the Company to achieve expected operating results in the amount, manner or timeframe expected or at all; changes in capital markets and the ability of the Company to generate cash flow and/or finance operations in the manner expected or to de-lever in the timeframe expected; the failure of RB Global or the Company to meet financial forecasts and/or KPI targets; the Company’s ability to commercialize new platform solutions and offerings; legislative, regulatory and economic developments affecting the combined business; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which RB Global operates; unpredictability and severity of catastrophic events, including, but not limited to, pandemics, acts of terrorism or outbreak of war or hostilities, as well as RB Global’s response to any of the aforementioned factors. Other risks that could cause actual results to differ materially from those described in the forward-looking statements are included in RB Global's periodic reports and other filings with the Securities and Exchange Commission (“SEC”) and/or applicable Canadian securities regulatory authorities, including the risk factors identified under Item 1A “Risk Factors” and the section titled “Summary of Risk Factors” in RB Global’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and RB Global’s periodic reports and other filings with the SEC which are available on the SEC, SEDAR and RB Global’ websites The foregoing list is not exhaustive of the factors that may affect

RB Global	6

RB Global’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and RB Global does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

RB Global	7

Key Operating Metrics

The Company regularly reviews a number of metrics, including the following key operating metrics, to evaluate its business, measure its performance, identify trends affecting its business, and make operating decisions. The Company believes these key operating metrics are useful to investors because management uses these metrics to assess the growth of the Company’s business and the effectiveness of its operational strategies.

The Company defines its key operating metrics as follows:

Gross transaction value (GTV): Represents total proceeds from all items sold at the Company’s auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

Total service revenue take rate: Total service revenue divided by total GTV.

Inventory return: Inventory sales revenue less cost of inventory sold.

Inventory rate: Inventory return divided by inventory sales revenue.

Total lots sold: A single asset to be sold, or a group of assets bundled for sale as one unit. Low value assets are sometimes bundled into a single lot, collectively referred to as “small value lots”.

Historically, the Company reported total lots sold excluding lots sold in their GovPlanet business. Commencing in the first quarter of 2023, as a result of a change in management organizational structure and the acquisition of IAA, management reviews all auction metrics of the combined businesses as a whole, which includes GovPlanet. In addition, the total bids per lot sold metric was historically used by management as a key metric. This metric has been discontinued since the first quarter of 2023 as it is no longer considered meaningful when reviewing the auction metrics of the combined business and the Company’s one reportable segment.

RB Global	8

GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Second Quarter

(Expressed in millions of U.S. dollars, except share, per share data and percentages)

(Unaudited)

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2023	2022	2023 over 2022	2023	2022	2023 over 2022
GTV	$4,144.0	$1,684.3	146%	$6,043.2	$3,123.4	93%
Revenue:
Service revenue	$806.1	$286.5	181%	$1,149.6	$531.4	116%
Inventory sales revenue	300.4	198.0	52%	469.3	347.1	35%
Total revenue	1,106.5	484.5	128%	1,618.9	878.5	84%
Operating expenses:
Costs of services	287.3	45.0	538%	363.7	84.1	332%
Cost of inventory sold	291.9	176.2	66%	443.4	307.8	44%
Selling, general and administrative	194.5	144.3	35%	342.7	270.9	27%
Acquisition-related and integration costs	46.3	3.4	1,262%	172.5	13.0	1,227%
Depreciation and amortization	109.6	24.3	351%	145.8	48.5	201%
Total operating expenses	929.6	393.2	136%	1,468.1	724.3	103%
Gain on disposition of property, plant and equipment	2.7	0.3	800%	3.9	170.2	(98)%
Operating income	179.6	91.6	96%	154.7	324.4	(52)%
Interest expense	(65.0)	(18.5)	251%	(85.9)	(39.1)	120%
Interest income	5.0	0.9	456%	11.3	1.4	707%
Change in fair value of derivatives, net	—	—	—%	—	1.3	(100)%
Other income, net	0.2	0.8	(75)%	2.6	1.1	136%
Foreign exchange (loss) gain	(0.4)	0.2	(300)%	(0.7)	0.3	(333)%
Income before income taxes	119.4	75.0	59%	82.0	289.4	(72)%
Income tax (benefit) expense	32.6	21.6	51%	23.4	57.9	(60)%
Net income	$86.8	$53.4	63%	$58.6	$231.5	(75)%
Net income attributable to:
Controlling interests	$86.9	$53.4	63%	$58.8	$231.5	(75)%
Non-controlling interests	—	—	—%	—	—	—%
Redeemable non-controlling interests	(0.1)	—	(100)%	(0.2)	—	(100)%
Net income	$86.8	$53.4	63%	$58.6	$231.5	(75)%

Net income attributable to controlling interests	86.9	53.4	63%	58.8	231.5	(75)%
Cumulative dividends on Series A Senior Preferred Shares	(6.7)	—	(100)%	(10.9)	—	(100)%
Allocated earnings to Series A Senior Preferred Shares	(2.8)	—	(100)%	(3.7)	—	(100)%
Net income available to common stockholders	$77.4	$53.4	45%	$44.2	$231.5	(81)%
Earnings per share available to common stockholders:
Basic	$0.43	$0.48	(10)%	$0.29	$2.09	(86)%
Diluted	$0.42	$0.48	(13)%	$0.29	$2.07	(86)%
Weighted average number of share outstanding:
Basic	181,860,026	110,760,339	64%	151,343,397	110,705,182	37%
Diluted	182,810,399	111,705,102	64%	152,404,830	111,681,644	36%

RB Global	9

Condensed Consolidated Balance Sheets

(Expressed in millions of U.S. dollars, except share data)

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets

Cash and cash equivalents	$432.9	$494.3
Restricted cash	140.4	131.6
Trade and other receivables	899.2	186.5
Less: allowance for credit losses	(4.5)	(3.3)
Prepaid consigned vehicle charges	56.0	—
Inventory	179.9	103.1
Other current assets	84.3	48.3
Income taxes receivable	44.1	2.6
Total current assets	1,832.3	963.1

Property, plant and equipment	1,137.9	459.1
Operating lease right-of-use assets	1,411.3	123.0
Other non-current assets	81.2	40.4
Intangible assets	2,734.6	322.7
Goodwill	4,705.2	948.8
Deferred tax assets	8.9	6.6
Total assets	$11,911.4	$2,863.7

Liabilities, Temporary Equity and Equity

Auction proceeds payable	$633.7	$449.0
Trade and other liabilities	609.1	258.7
Current operating lease liabilities	98.8	12.7
Income taxes payable	6.5	41.3
Short-term debt	17.2	29.1
Current portion of long-term debt	18.6	4.4
Total current liabilities	1,383.9	795.2

Long-term operating lease liabilities	1,285.0	111.9
Long-term debt	3,104.8	577.1
Other non-current liabilities	56.3	35.4
Deferred tax liabilities	668.6	54.0
Total liabilities	6,498.6	1,573.6

Temporary equity:
Series A Senior Preferred Shares; no par value, shares authorized, issued and outstanding: 485,000,000 (December 31, 2022: nil)	482.0	—
Redeemable non-controlling interest	8.7	—

Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 181,983,976 (December 31, 2022: 110,881,363)	3,995.1	246.3
Additional paid-in capital	89.7	85.3
Retained earnings	887.1	1,043.2
Accumulated other comprehensive loss	(52.1)	(85.1)
Stockholders' equity	4,919.8	1,289.7
Non-controlling interests	2.3	0.5
Total stockholders' equity	4,922.1	1,290.1
Total liabilities, temporary equity and equity	$11,911.4	$2,863.7

RB Global	10

Condensed Consolidated Statements of Cash Flows

(Expressed in millions of U.S. dollars)

(Unaudited)

Six months ended June 30,	2023	2022
Cash provided by (used in):
Operating activities:
Net income	$58.6	$231.5
Adjustments for items not affecting cash:
Depreciation and amortization	145.8	48.5
Share-based payments expense	25.0	21.5
Deferred income tax (benefit) expense	(18.2)	9.5
Unrealized foreign exchange loss (gain)	6.8	(2.0)
Gain on disposition of property, plant and equipment	(3.9)	(170.2)
Loss on redemption of 2016 Notes	3.3	4.8
Amortization of debt issuance costs	4.6	2.4
Amortization of right-of-use assets	37.9	8.6
Change in fair value of derivatives	—	(1.3)
Gain on remeasurement of investment upon acquisition	(1.4)	—
Other, net	0.7	2.9
Net changes in operating assets and liabilities	(209.3)	41.8
Net cash provided by operating activities	49.9	198.0
Investing activities:
Acquisition of IAA, net of cash acquired	(2,755.2)	—
Acquisition of VeriTread, net of cash acquired	(24.7)	—
Acquisition of SmartEquip, net of cash acquired	—	(0.1)
Property, plant and equipment additions	(92.2)	(4.5)
Proceeds on disposition of property, plant and equipment	31.1	165.1
Intangible asset additions	(44.9)	(15.7)
Issuance of loans receivable	(7.7)	(6.1)
Repayment of loans receivable	1.6	1.6
Other	(0.5)	—
Net cash (used in) provided by investing activities	(2,892.5)	140.3
Financing activities:
Issuance of Series A Senior Preferred Shares and common stock, net of issuance costs	496.9	—
Dividends paid to common stockholders	(199.5)	(55.4)
Dividends paid to Series A Senior Preferred Shareholders	(13.4)	—
Proceeds from exercise of options and share option plans	4.0	2.9
Payment of withholding taxes on issuance of shares	(14.5)	(3.7)
Net (decrease) increase in short-term debt	(11.5)	2.7
Proceeds from long-term debt	3,175.0	—
Repayment of long-term debt	(602.2)	(1,093.8)
Payment of debt issue costs	(41.6)	(3.6)
Repayment of finance lease obligations	(6.0)	(5.4)
Repayment of equipment financing obligations	(3.0)	—
Net cash provided by (used in) financing activities	2,784.2	(1,156.3)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	5.8	(12.8)
Decrease	(52.6)	(830.8)
Beginning of period	625.9	1,362.5
Cash, cash equivalents, and restricted cash, end of period	$573.3	$531.7

RB Global	11

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with US GAAP.

In connection with the acquisition of IAA, the Company has begun to adjust for the impact of all purchase accounting adjustments1. In accordance with ASC 805, Business Combinations, the application of acquisition accounting resulted in substantial fair value adjustments to the acquired assets and assumed liabilities of IAA, most notably in relation to intangible assets, property, plant and equipment and operating lease right-of-use assets. Accordingly, all of the assets and liabilities of IAA were accounted for and recognized at fair value at acquisition, and the fair value adjustments will continue to amortize over their respective estimated useful lives in the periods following the acquisition. The Company believes that it is useful for investors to eliminate the effect of purchase accounting and that doing so provides valuable insights into how management manages the combined business. As such, the Company has adjusted for the effect of the incremental net depreciation on the step up in fair value of property, plant and equipment and the incremental net rent expense on the step up in the fair value of operating lease right-of-use assets. The Company has also adjusted for the amortization of acquired intangible assets and for the impact of purchase accounting on prepaid consigned vehicle charges.

Adjusted Operating Income Reconciliation

The Company believes that adjusted operating income provides useful information about the growth or decline of its operating income for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Adjusted operating income enhances the Company’s ability to evaluate and understand ongoing operations, underlying business profitability, and facilitate the allocation of resources.

Adjusting operating income eliminates the financial impact of adjusting items from operating income, which are significant items that the Company does not consider to be part of its normal operating results, such as share-based payments expense, acquisition-related and integration costs, amortization of acquired intangible assets, purchase accounting adjustments relating to long-lived assets, and certain other items, which the Company refers to as “adjusting items.”

The following table reconciles adjusted operating income to operating income, which is the most directly comparable GAAP measure in the consolidated financial statements.

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022	2023	2022	2023 over 2022
Operating income	$179.6	$91.6	96%	$154.7	$324.4	(52)%
Share-based payments expense	12.3	13.6	(10)%	19.0	19.0	—%
Acquisition-related and integration costs	46.3	3.4	1,262%	172.5	13.0	1,227%
Amortization of acquired intangible assets	76.0	8.4	805%	92.7	17.0	445%
(Gain) loss on disposition of property, plant and equipment and related costs	(1.5)	1.2	(225)%	(1.5)	(168.7)	(99)%
Prepaid consigned vehicles charges	(39.7)	—	(100)%	(52.1)	—	(100)%
Other advisory, legal and restructuring costs	0.5	1.1	(55)%	0.7	3.4	(79)%
Purchase accounting adjustments relating to long-lived assets	7.5	—	100%	7.5	—	100%
Adjusted operating income	$281.0	$119.3	136%	$393.5	$208.1	89%

(1)	Please refer to pages 17-20 for a summary of adjusting items during the three and six months ended June 30, 2023 and June 30, 2022.
(2)	Adjusted operating income represents operating income excluding the effects of adjusting items.

RB Global	12

Adjusted Net Income Available to Common Stockholders and Diluted Adjusted EPS Available to Common Stockholders Reconciliation
The Company believes that adjusted net income available to common stockholders provides useful information about the growth or decline of the net income available to common stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS available to common stockholders eliminates the financial impact of adjusting items from net income available to common stockholders that the Company does not consider to be part of the normal operating results, such as share-based payments expense, acquisition-related and integration costs, amortization of acquired intangible assets, purchase accounting adjustments, and certain other items, which the Company refers to as “adjusting items.”

On February 1, 2023, the Company sold $485.0 million of participating Series A Senior Preferred Shares, convertible into common shares of the Company at an initial conversion price of $73.00 per share, and $15.0 million of common shares of the Company. The preferred equity is considered a participating security, and as a result, beginning in the first quarter of 2023, the Company calculated diluted EPS using the two-class method, which includes the effects of the assumed conversion of the Series A Senior Preferred Shares to common shares as well as the effect of any shares issuable under the Company’s stock-based incentive plans, if such effect is dilutive. Under this method, earnings are allocated to holders of common stock and preferred stock based on dividends declared and their respective participation rights in undistributed earnings. During the second quarter and the first six months of 2023, as a result, the Company’s net income available to common stockholders is lower by the cumulative dividends and allocated earnings to Series A Senior Preferred shareholders.

The following table reconciles adjusted net income available to common stockholders and diluted adjusted EPS available to common stockholders to net income available to common stockholders and diluted EPS available to common stockholders, which are the most directly comparable GAAP measures in the consolidated financial statements.

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except share, per share data, and percentages)	2023	2022	2023 over 2022	2023	2022	2023 over 2022
Net income available to common stockholders	$77.4	$53.4	45%	$44.2	$231.5	(81)%
Share-based payments expense	12.3	13.6	(10)%	19.0	19.0	—%
Acquisition-related and integration costs	46.3	3.4	1,262%	172.5	13.0	1,227%
Amortization of acquired intangible assets	76.0	8.4	805%	92.7	17.0	445%
(Gain) loss on disposition of property, plant and equipment and related costs	(1.5)	1.2	(225)%	(1.5)	(168.7)	(99)%
Gain on remeasurement of previously held interest in VeriTread	—	—	—%	(1.4)	—	(100)%
Prepaid consigned vehicles charges	(39.7)	—	(100)%	(52.1)	—	(100)%
Loss on redemption of the 2021 Notes and certain related interest expense	—	9.7	(100)%	—	9.7	(100)%
Loss on redemption of the 2016 Notes	—	—	—%	3.3	—	100%
Change in fair value of derivatives	—	—	—%	—	(1.3)	(100)%
Other advisory, legal and restructuring costs	0.5	1.1	(55)%	0.7	3.4	(79)%
Purchase accounting adjustments relating to long-lived assets	7.5	—	100%	7.5	—	100%
Related tax effects of the above	(20.6)	(7.7)	168%	(54.3)	10.4	(622)%
Remeasurement of deferred tax in connection with business combination	—	—	—%	(1.5)	—	(100)%
Related allocation of the above to participating securities	(2.9)	—	(100)%	(4.6)	—	(100)%
Adjusted net income available to common stockholders	$155.3	$83.1	87%	$224.5	$134.0	68%
Weighted average number of dilutive shares outstanding	182,810,399	111,705,102	64%	152,404,830	111,681,644	36%
Diluted earnings per share available to common stockholders	$0.42	$0.48	(13)%	$0.29	$2.07	(86)%
Diluted adjusted earnings per share available to common stockholders	$0.85	$0.74	15%	$1.47	$1.20	23%

(1) Please refer to pages 17-20 for a summary of adjusting items during the three and six months ended June 30, 2023 and June 30, 2022.

(2) Net income available to common stockholders is computed as: net income attributable to controlling interests less cumulative dividends on Series A Senior Preferred Shares and allocated earnings to participating securities.

(3) Adjusted net income available to common stockholders represents net income available to common stockholders excluding the effects of adjusting items.

RB Global	13

(4) Diluted adjusted EPS available to common stockholders is calculated by dividing adjusted net income available to common stockholders by the weighted average number of dilutive shares outstanding, except that it is computed based upon the lower of the two-class method or the if-converted method, which includes the effects of the assumed conversion of the Series A Senior Preferred Shares, and the effect of shares issuable under the Company’s stock-based incentive plans if such effect is dilutive.

RB Global	14

Adjusted EBITDA

The Company believes adjusted EBITDA provides useful information about the growth or decline of its net income when compared between different financial periods. The Company uses adjusted EBITDA as a key performance measure because the Company believes it facilitates operating performance comparisons from period to period and provides management with the ability to monitor its controllable incremental revenues and costs.

The following table reconciles adjusted EBITDA to net income, which is the most directly comparable GAAP measure in, or calculated from, the consolidated financial statements:

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022	2023	2022	2023 over 2022
Net income	$86.8	$53.4	63%	$58.6	$231.5	(75)%
Add: depreciation and amortization	109.6	24.3	351%	145.8	48.5	201%
Add: interest expense	65.0	18.5	251%	85.9	39.1	120%
Less: interest income	(5.0)	(0.9)	456%	(11.3)	(1.4)	707%
Add: income tax expense	32.6	21.6	51%	23.4	57.9	(60)%
EBITDA	289.0	116.9	147%	302.4	375.6	(19)%
Share-based payments expense	12.3	13.6	(10)%	19.0	19.0	—%
Acquisition-related and integration costs	46.3	3.4	1,262%	172.5	13.0	1,227%
(Gain) loss on disposition of property, plant and equipment and related costs	(1.5)	1.2	(225)%	(1.5)	(168.7)	(99)%
Gain on remeasurement of previously held interest in VeriTread	—	—	—%	(1.4)	—	(100)%
Prepaid consigned vehicles charges	(39.7)	—	(100)%	(52.1)	—	(100)%
Change in fair value of derivatives	—	—	—%	—	(1.3)	(100)%
Other advisory, legal and restructuring costs	0.5	1.1	(55)%	0.7	3.4	(79)%
Purchase accounting adjustments relating to long-lived assets	0.9	—	100%	0.9	—	100%
Adjusted EBITDA	$307.8	$136.2	126%	$440.5	$241.0	83%

(1)	Please refer to pages 17-20 for a summary of adjusting items during the three and six months ended June 30, 2023 and June 30, 2022.
(2)	Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related and integration costs, (gain) loss on disposition of property, plant and equipment and related costs, gain on remeasurement of previously held interest in VeriTread, prepaid consigned vehicle charges, change in fair value of derivatives, other advisory, legal and restructuring costs which includes terminated and ongoing transaction costs, purchase accounting adjustments relating to long-lived assets, and excluding the effects of any unusual adjusting items.
(3)	Purchase accounting adjustments relating to long-lived assets for the calculation of adjusted EBITDA relates to incremental rent expense in cost of services on the fair value step up of operating lease right-of-use assets, associated with the application of purchase accounting.

RB Global	15

Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA Reconciliation

The Company believes that comparing adjusted net debt/adjusted EBITDA on a trailing twelve-month basis for different financial periods provides useful information about the performance of its operations as an indicator of the amount of time it would take to settle both the Company’s short and long-term debt. The Company does not consider this to be a measure of its liquidity, which is its ability to settle only short-term obligations, but rather a measure of how well it funds liquidity. Measures of liquidity are noted under “Liquidity and Capital Resources”.

The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, its consolidated financial statements.

	At and for the twelve months ended June 30,
					% Change
(in U.S. dollars in millions, except percentages)	2023		2022		2023 over 2022
Short-term debt	$17.2		$8.6		100%
Long-term debt	3,123.4		644.4		385%
Debt	3,140.6		653.0		381%
Less: cash and cash equivalents	(432.9)		(367.3)		18%
Adjusted net debt	2,707.7		285.7		848%
Net income	$146.8		$294.4		(50)%
Add: depreciation and amortization	194.4		93.4		108%
Add: interest expense	104.6		58.3		79%
Less: interest income	(16.9)		(2.2)		668%
Add: income tax expense	51.7		81.8		(37)%
EBITDA	480.6		525.7		(9)%
Share-based payments expense	37.0		30.8		20%
Acquisition-related and integration costs	196.7		37.3		427%
Loss (gain) on disposition of property, plant and equipment and related costs	0.3		(169.9)		(100)%
Gain on remeasurement of previously held interest in VeriTread	(1.4)		—		(100)%
Prepaid consigned vehicles charges	(52.1)		—		(100)%
Other advisory, legal and restructuring costs	2.4		6.6		(64)%
Purchase accounting adjustments relating to long-lived assets	0.9		—		100%
Adjusted EBITDA	$664.4		$430.5		54%
Debt/net income	21.4	x	2.2	x	873%
Adjusted net debt/adjusted EBITDA	4.1	x	0.7	x	486%

(1)	Please refer to pages 17-20 for a summary of adjusting items during the trailing twelve months ended June 30, 2023 and June 30, 2022.
(2)	Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related and integration costs, loss (gain) on disposition of property, plant and equipment, gain of remeasurement of previously held interest in VeriTread, prepaid consigned vehicle charges, other advisory, legal and restructuring costs which includes terminated and ongoing transaction costs, purchase accounting adjustments relating to operating lease right-of-use assets, and excluding the effects of any unusual adjusting items.
(3)	Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt and long-term debt in escrow.
(4)	Adjusted net debt/Adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.
(5)	Purchase accounting adjustments relating to long-lived assets for the calculation of adjusted EBITDA relates to incremental rent expense in cost of services on the fair value step up of operating lease right-of-use assets, associated with the application of purchase accounting.

RB Global	16

Adjusting items during the trailing twelve months ended June 30, 2023 were:

Recognized in the second quarter of 2023

●	$12.3 million share-based payments expense.
●	$46.3 million of acquisition-related and integration costs primarily relating to the acquisition of IAA, which was completed on March 20, 2023. Acquisition-related and integration costs includes a net $16.3 million settlement expense made to terminate a non-compete agreement to which IAA was bound, consulting and other costs incurred in integration of IAA, severance and related accelerated share-based payment expenses for employees as certain functions are integrated, and other legal and acquisition-related costs.
●	$76.0 million amortization of acquired intangible assets, which includes $67.6 million of amortization relating to the acquired intangible assets from IAA, $0.7 million from the acquisition of VeriTread, as well as amortization of acquired intangible assets from past acquisitions of SmartEquip and Rouse, completed in 2022 and 2021 respectively.
●	$1.5 million gain on disposition of property, plant and equipment and related costs, which primarily includes a $2.0 million gain for the sale of a property in the United States, partially offset by a $1.2 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022.
●	$39.7 million relating to a fair value adjustment made to the prepaid consigned vehicle charges on the opening balance sheet of IAA, which do not have a future benefit at acquisition, and therefore has created a favorable reduction to our cost of services in the quarter.
●	$0.5 million of legal and other consulting costs associated with the Canada Revenue Agency’s (“CRA”) investigation.
●	$7.5 million purchase accounting adjustments relating to long lived assets, to eliminate the incremental depreciation on the fair value step up of property, plant and equipment of $6.6 million, combined with the effect of aligning accounting policies on useful lives, and the incremental rent expense in cost of services of $0.9 million on the fair value step up of operating lease right-of-use assets, associated with the application of purchase accounting in accounting for the acquisition of IAA.

Recognized in the first quarter of 2023

●	$6.7 million share-based payments expense.
●	$126.2 million of acquisition-related and integration costs primarily relating to the acquisition of IAA, which was completed on March 20, 2023. Acquisition-related and integration costs include financing, severance for certain IAA executives, related accelerated share-based payment expenses and other consulting, legal and other costs incurred to effect the acquisition or integration of the combined businesses.
●	$16.6 million amortization of acquired intangible assets, which includes $7.7 million of amortization relating to the acquired intangible assets from IAA for the 11-day period since its acquisition, $0.7 million from the acquisition of VeriTread, as well as amortization of acquired intangible assets from past acquisitions of SmartEquip and Rouse, completed in 2022 and 2021 respectively.
●	$4.0 thousand loss on disposition of property, plant and equipment and related costs includes a $1.2 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, offset by $1.2 million gain related to a sale of a property located in Dubai, United Arab Emirates.
●	$1.4 million gain relating to the remeasurement of the Company’s previously held 11% interest in VeriTread, in connection with the acquisition of VeriTread in January 2023.
●	$12.4 million relating to a fair value adjustment made to the prepaid consigned vehicle charges on the opening balance sheet of IAA, which do not have a future benefit at acquisition, and therefore has created a favorable reduction to our cost of services in the quarter.
●	$3.3 million loss on redemption of the 2016 Notes due to the difference between the reacquisition price of the 2016 Notes and the net carrying amount of the extinguishment debt (primarily unrecognized deferred debt issuance costs).
●	$0.2 million of legal and other consulting costs associated with our contestation of the assertion by the Canada Revenue Agency (“CRA”) that one of the Company’s Luxembourg subsidiaries was resident in Canada from 2010 through 2015 and that its worldwide income should be subject to Canadian income taxation.
●	$1.5 million from the remeasurement of the Company’s US opening deferred tax balances driven by a recalculation of a new U.S. tax rate for the Company following the acquisition of IAA.

RB Global	17

Recognized in the fourth quarter of 2022

●	$9.1 million share-based payments expense.
●	$22.2 million of acquisition-related and integration costs primarily relating to the proposed acquisition of IAA, and the share-based continuing employment costs for the acquisitions of Rouse and SmartEquip.
●	$8.2 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$0.9 million loss on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, partially offset by $0.3 million gain on disposition of property, plant and equipment in the quarter.
●	$0.2 million of restructuring costs relating to retention costs in connection with the restructuring of our information technology team during the year.

Recognized in the third quarter of 2022

●	$8.8 million share-based payments expense.
●	$2.0 million of acquisition-related and integration costs primarily relating to the share-based continuing employment costs for the acquisitions of Rouse and SmartEquip.
●	$8.2 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$0.9 million loss on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, offset by $0.3 million gain on disposition of property, plant and equipment in the quarter.
●	$1.5 million of other advisory, legal and restructuring costs, which include $1.1 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.3 million of severance and retention costs in connection with the restructuring of our information technology team during the first quarter of 2022, driven by our strategy to build a new digital technology platform, and $0.1 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

RB Global	18

Adjusting items during the trailing twelve months ended June 30, 2022 were:

Recognized in the second quarter of 2022

●	$13.6 million share-based payments expense.
●	$3.4 million of acquisition-related and integration costs related to the terminated acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$8.4 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$1.2 million gain on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.1 million gain on the Bolton property in the first quarter of 2022, and $0.1 million gain on disposition of property, plant and equipment in the quarter.
●	$9.7 million loss on redemption of the 2021 Notes and certain related interest expense includes (a) $4.8 million of loss on redemption of the 2021 Notes due to a difference between the reacquisition price of the 2021 Notes and the net carrying amount of the extinguished debt (primarily the write off of the unamortized debt issuance costs), (b) $0.7 million of deferred debt issuance costs written off due to the expiry of the undrawn $205.0 million DDTL Facility in the quarter, and (c) interest expense of $4.2 million incurred in the quarter relating to the 2021 Notes, which were redeemed as a result of the terminated Euro Auctions acquisition in April 2022.
●	$1.1 million of other advisory, legal and restructuring costs, which include $0.6 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.3 million of severance and retention costs in connection with the restructuring of our information technology team driven by our strategy to build a new digital technology platform, and $0.2 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the first quarter of 2022

●	$5.4 million share-based payments expense.
●	$8.5 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$169.8 million gain recognized on the disposition of property, plant and equipment of which $169.1 million related to the sale of a property located in Bolton, Ontario.
●	$9.6 million of acquisition-related and integration costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$1.3 million gain due to the change in fair value of derivatives to manage our exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.3 million of other advisory, legal and restructuring costs, which include $0.9 million related to severance and retention costs in connection with the restructuring of our information technology team driven by our strategy to build a new digital technology platform, $0.5 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.4 million of SOX remediation costs, and $0.6 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the fourth quarter of 2021

●	$6.2 million share-based payments expense.
●	$7.9 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$14.0 million of acquisition-related and integration costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$0.1 million gain recognized on the disposition of property, plant and equipment
●	$1.3 million loss due to the change in fair value of derivatives to manage our exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.6 million of other advisory, legal and restructuring costs, which include $1.4 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.7 million of SOX remediation costs relating to our efforts to remediate the material weaknesses identified in 2020, and $0.5 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

RB Global	19

Recognized in the third quarter of 2021

●	$5.6 million share-based payments expense.
●	$6.6 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$10.3 million of acquisition-related and integration costs related to the acquisitions of Rouse, and SmartEquip and proposed acquisition of Euro Auctions.
●	$1.1 million gain recognized on the sale of a property in Denver, Colorado.
●	$0.7 million of advisory, consulting and legal costs related to SOX remediation costs relating to our efforts to remediate the material weaknesses identified in 2020, which has been retrospectively applied to the third quarter of 2021.

RB Global	20